As filed with the Securities and Exchange Commission on November 3, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TAT TECHNOLOGIES LTD.

(Exact Name of Registrant as Specified in its Charter)

State of Israel (State or Other Jurisdiction of Incorporation or Organization)	TAT Technologies Ltd. 5 Hamelacha St. Netanya, Israel 4250540 Tel: +972-8-8628500	Not Applicable (I.R.S. Employer Identification No.)

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

TAT Technologies Ltd. 2022 Incentive Plan, As Amended (Full Title of Plan)

Piedmont Aviation Component Services LLC 9335 Harris Corners Parkway Charlotte, NC 28269 Tel: 704-910-2215
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Idan Lidor, Adv. Shachar Hananel, Adv. Naschitz, Brandes, Amir & Co. 5 Tuval Street Tel-Aviv 6789717, Israel Tel: +972 3-623-5000	Steven J. Glusband, Esq. Guy Ben-Ami, Esq. Carter Ledyard & Milburn LLP 2 Wall Street New York, NY 10005 Tel: 212-238-8605

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

TAT Technologies Ltd. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 375,000 additional ordinary shares, no par value, under the Registrant’s 2022 Incentive Plan, as amended (the “Plan”), in connection with increases in the number of shares reserved for issuance under the Plan. Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on April 23, 2025 (Registration No. 333-286702) and December 20, 2022 (Registration No. 333-268906), and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information*

Item 2.	Registrant Information and Employee Plan Annual Information*

 * The documents containing the information specified in this Part I of Form S-8 (plan information and registration information and employee plan annual information) will be sent or given to employees as specified by the Commission pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be and are not filed with the Commission either as part of this registration statement (this “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof and including the statement in the preceding sentence. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b), and will include the address and telephone number to which the request is to be directed.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.	Incorporation of Documents by Reference

The following documents and information previously filed with the Commission by the Registrant are incorporated herein by reference into this Registration Statement:

•	the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2025 filed with the SEC on March 18, 2026 (the “Annual Report”);

•	all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report (other than the portions of these documents not deemed to be filed); and

•	the description of the Registrant’s ordinary shares contained in Exhibit 2.1 to the Annual Report, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part of this Registration Statement (in the case of any Report on Form 6-K, if and to the extent the Registrant identifies in the Report on Form 6-K that it is being incorporated by reference herein) from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits

Exhibit No.	Description	Form	File No.	Exhibit No.	Filing Date
4.1	Articles of Association of TAT Technologies Ltd., as amended and restated	6-K	000-16050	1	July 27, 2026
4.2	TAT Technologies Ltd. 2022 Incentive Plan, as amended	20-F	000-16050	4.2	March 18, 2026
5.1	Opinion of Naschitz, Brandes, Amir & Co., Advocates.
23.1	Consent of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm.
23.2	Consent of Naschitz, Brandes, Amir & Co., Advocates (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page hereto).
107	Calculation of Registration Fee

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Netanya, Israel, on this second day of November 2026.

TAT TECHNOLOGIES LTD.

By:	/s/ Igal Zamir
Name:	Igal Zamir
Title:	Chief Executive Officer, President and Director

By:	/s/ Ehud Ben-Yair
Name:	Ehud Ben-Yair
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint each of IGAL ZAMIR and EHUD BEN-YAIR, with full power of substitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on November 2, 2026 by the following persons in the capacities indicated.

NAME	POSITION

/s/ Igal Zamir
Igal Zamir	Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ Ehud Ben-Yair
Ehud Ben-Yair	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Amos Malka
Amos Malka	Chairman of the Board

/s/ Sagit Amit Evan
Sagit Amit Evan	Director

/s/ David Brantner
David Brantner	Director

/s/ Amir Harel
Amir Harel	Director

/s/ Sagit Manor
Sagit Manor	Director

/s/ Eitan Oppenheim
Eitan Oppenheim	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, Piedmont Aviation Component Services LLC, the duly authorized representative in the United States of TAT Technologies Ltd. has signed this Registration Statement on November 2, 2026.

TAT TECHNOLOGIES LTD.

By:	/s/ Igal Zamir
Name:	Igal Zamir
Title:	Authorized Signatory

By:	/s/ Ehud Ben-Yair
Name:	Ehud Ben-Yair
Title:	Authorized Signatory